SCHUMACHER & ASSOCIATES, INC.
                   Certified Public Accountants
         12835 East Arapahoe Road, Tower II, Suite 110-B
                       Englewood, CO 80112
              (303) 792-2466     FAX (303) 792-2487

January 16, 1998

Securities and Exchange Commission
Washington, D.C. 20549

RE:  Mahogany Capital, Inc.
     Form 8-K

Dear Madam/Sir:

We agree with the representations made in "Item 4. Change in Registrant's Certifying Accountant".

If we can provide you any additional information please do not hesitate to let us know.

Sincerely,

/s/ Mick Schumacher
Mick Schumacher
President